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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2004

H&E EQUIPMENT SERVICES L.L.C.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana (State or other jurisdiction of incorporation)	333-99589 333-99587 (Commission File Numbers)	72-1287046 (IRS Employer Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

        On February 10, 2004, H&E Equipment Services L.L.C. ("H&E"), Great Northern Equipment Services L.L.C. (together with H&E, the "Borrowers"), H&E Holdings, L.L.C., GNE Investments, Inc., H&E Finance Corp, General Electric Capital Corporation and the Lenders party thereto, entered into Amendment No. 3 to the Credit Agreement dated June 17, 2002 ("Amendment No. 3"). On February 11, 2004, we issued a press release announcing the entering into of Amendment No. 3 and certain of its terms.

        Amendment No. 3 and the press release are attached hereto as exhibit 10.1(c) and exhibit 99.1, respectively, and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits
10.1(c)	Amendment No. 3 to Credit Agreement dated as of February 10, 2004.
99.1	Press Release dated February 11, 2004.

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SIGNATURES

        According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 11, 2004.

H&E EQUIPMENT SERVICES L.L.C.
/s/ LINDSAY C. JONES
Date: February 11, 2004	By: Lindsay C. Jones Its: Chief Financial Officer

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SIGNATURES